Exhibit 99.1

Mustang Bio Presents Updated Phase 1/2 Multicenter Clinical Data for MB-106 at the 2023 American Society of
Hematology (ASH) Annual Meeting

Data showed favorable safety profile, complete response rate and durability in the treatment of patients with relapsed or refractory indolent B-cell Non-Hodgkin Lymphoma

100% of patients with follicular lymphoma achieved a complete response; no occurrence of CRS above grade 1 and no ICANS of any grade

Complete responses observed in patients previously treated with CD19-targeted CAR T-cell therapy

Outpatient administration found to be feasible

Worcester, MA – December 11, 2023 – Mustang Bio, Inc. (“Mustang”) (Nasdaq: MBIO), a clinical-stage biopharmaceutical company focused on translating today’s medical breakthroughs in cell and gene therapies into potential cures for difficult-to-treat cancers and rare genetic diseases, today announced updated encouraging safety and efficacy data from Mustang’s multicenter Phase 1/2 clinical trial of MB-106, a CD20-targeted, 3rd-generation autologous CAR T-cell therapy for patients with relapsed or refractory B-cell non-Hodgkin lymphomas (“NHL”) and chronic lymphocytic leukemia (“CLL”). The data were presented during a poster session on December 9th (Abstract #2102) at the 65th American Society of Hematology (“ASH”) Annual Meeting and build upon previously reported data from a single-institution Phase 1/2 clinical trial conducted at Fred Hutchinson Cancer Center (“Fred Hutch”). MB-106 is being developed in a collaboration between Mustang and Fred Hutch.

“All nine patients have responded clinically to treatment in this multicenter trial and the safety and efficacy profile of MB-106 appears to be consistent with the original single-institution trial. It is especially encouraging that complete responses were observed in all patients with follicular lymphoma in this multicenter trial,” said Mazyar Shadman, M.D., M.P.H., Study Chair, Innovators Network Endowed Chair at Fred Hutch, Associate Professor and physician at Fred Hutch and University of Washington. “One patient with follicular lymphoma who had six prior treatments including CD19-targeted CAR T-cell therapy experienced a complete response for the first time with no cytokine release syndrome (CRS) or immune effector cell-associated neurotoxicity syndrome (ICANS).”

Highlights from the data include:

o	All patients responded clinically to treatment with MB-106 (n=9); 100% overall response rate for patients with follicular lymphoma (“FL”) and Waldenstrom macroglobulinemia (“WM”)
o	100% of patients with FL (n=5) had a complete response; 1 very good partial response and 2 partial responses were observed in WM patients (n=3); and the hairy cell leukemia variant (“HCL-v”) patient experienced stable disease, with prolonged, ongoing independence from blood transfusions
o	Complete responses observed in patients previously treated with CD19-targeted CAR T-cell therapy
o	MB-106 has a tolerable safety profile in patients with indolent NHL, with no occurrence of CRS above grade 1, and no ICANS of any grade, despite not using prophylactic tocilizumab or dexamethasone
o	Outpatient administration was allowed and found to be feasible
o	MB-106 CAR T-cell expansion and persistence in patients was demonstrated

Efficacy (combined results for dose level 1 & 2)

Best Responses to Date[1]	Follicular Lymphoma (n=5)	Waldenstrom Macroglobulinemia (n=3)
Overall response rate (ORR),[2] n (%)	5 (100%)	3 (100%)
Complete response (CR), n (%)	5 (100%)	0
Very good partial response (VGPR),[3] n (%)	N/A	1 (33%)
Partial response (PR), n (%)	0	2 (67%)
Minor response,[3] n (%)	N/A	0
Stable disease (SD)	0	0

1.	In WM patients, responses are evaluated using the 11th International Workshop on WM (IWWM) criteria (Treon, 2023). In lymphoma patients, PET-CT-based responses are evaluated using the Lugano Classification (Cheson, 2014).
2.	ORR is the rate of PR or better in follicular lymphoma. ORR is the rate of minor response or better in WM.
3.	VGPR and minor response are WM-specific response categories.

N/A = Not applicable

Safety

CRS and ICANS (combined results for dose level 1 & 2)

	Grade 1	Grade 2	Grade 3	Grade 4
CRS, n (%)	5 (56%)	0	0	0
ICANS	0	0	0	0
●	CRS = Cytokine release syndrome
●	ICANS = Immune effector cell-associated neurotoxicity syndrome
●	No related serious adverse events (SAEs) reported, apart from Grade 1 CRS.
●	No prophylactic tocilizumab or dexamethasone was administered.

Manuel Litchman, M.D., President and Chief Executive Officer of Mustang, said, “Given the favorable data presented from the multicenter Mustang trial at ASH and from the original single-institutional Fred Hutch trial, we anticipate finalizing a recommended Phase 2 dose level in early 2024 and moving ahead with the first ever registrational CAR-T trial focused on relapsed or refractory WM. As we plan for an End-of-Phase 1 meeting with the FDA in the first half of 2024 to solicit approval for the design of this trial, we are especially encouraged by the safety of the higher dose level of 1.0×107 CAR T-cells/kg which so far is indistinguishable from the safety of the lower dose level and which we have manufactured successfully for all 5 patients enrolled to date at the higher dose level. Following that meeting, we anticipate initiating a trial enrolling 58 patients across 20 sites in North America, with top-line data expected as early as mid-2026.”

The data reported on nine patients from the indolent lymphoma arm of the multicenter clinical trial, including five patients with follicular lymphoma, three patients with Waldenstrom macroglobulinemia, and one patient with transfusion-dependent hairy cell leukemia variant. The patients had been treated with a median of 4 lines of prior therapy (range: 1-9), including 2 patients who had received prior CD19-directed CAR T-cell therapy and 1 patient who had received prior autologous stem cell transplant. The patients received one of two dose levels: dose level 1, 3.3×106 CAR T-cells/kg body weight, or dose level 2, 1.0×107 CAR T-cells/kg.

A link to the poster can be found on the Publications page of the Mustang Bio website here.

Scientists at Fred Hutch played a role in developing these discoveries, and Fred Hutch and certain of its scientists may benefit financially from this work in the future.

About Mustang Bio

Mustang Bio, Inc. is a clinical-stage biopharmaceutical company focused on translating today’s medical breakthroughs in cell and gene therapies into potential cures for difficult-to-treat cancers and rare genetic diseases. Mustang aims to acquire rights to these technologies by licensing or otherwise acquiring an ownership interest, to fund research and development, and to outlicense or bring the technologies to market. Mustang has partnered with top medical institutions to advance the development of CAR-T therapies across multiple cancers, as well as lentiviral gene therapies for severe combined immunodeficiency. Mustang’s common stock is registered under the Securities Exchange Act of 1934, as amended, and Mustang files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). Mustang was founded by Fortress Biotech, Inc. (Nasdaq: FBIO). For more information, visit www.mustangbio.com.

Forward‐Looking Statements

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Company Contacts:

Jaclyn Jaffe and Nicole McCloskey

Mustang Bio, Inc.

(781) 652-4500

ir@mustangbio.com